UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 23, 2012

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On March 23, 2012, management of Pershing Gold Corporation (the “Company”, “we”, “us”, or “our”) determined that the unaudited consolidated financial statements for the three and nine months ended September 30, 2011 included in our Quarterly Report on Form 10-Q for that period could no longer be relied upon.  This determination was made after discussions with the staff of the Securities and Exchange Commission concerning the proper accounting treatment for the acquisition (the “Acquisition”) of assets consisting primarily of cash assets and the liabilities of Continental Resources Group Inc. (“Continental”) on July 22, 2011 in which the Company issued 76,095,214 shares of its common stock, par value $0.0001 per share (the “Common Stock”).

In preparation for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2011, the Company determined that a restatement of the value of its goodwill would be required as a result of its prior attribution of excess value to the value of the Common Stock issued in the Acquisition.  The Company originally recorded goodwill based upon such issuance using the quoted market price of the Common Stock of $1.11 on July 22, 201, resulting in goodwill of $72,397,654 and had thereupon determined such goodwill impaired and recognized an impairment of goodwill of $72,397,654. However, we have subsequently determined that this transaction should be accounted for under ASC 805-50-30-2 “Business Combinations” whereby if the consideration is not in the form of cash, the measurement is based on either (i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. The Company determined that the fair value of the net assets of Continental was $12,857,676. As a result, the goodwill and impairment of goodwill previously recorded on the date of the Agreement should not have been recorded.

We anticipate that the effects on our consolidated statements of operations for the three and nine months ended September 30, 2011 will be a reduction in operating expenses, loss from continuing operations and net loss of $72,397,654. There is no effect on our consolidated statement of cash flows for the nine months ended September 30, 2011 as such adjustment reduced net loss by $72,397,654 and a corresponding offset from the reversal of non-cash impairment expense of $72,397,654.  The Company is presently finalizing the restated consolidated financial statements and an amended Form10-Q for the period ended September 30, 2011 which will be filed as soon as practicable.

Our Chief Financial Officer has discussed the matters disclosed in this filing with KBL, LLP, the Company’s independent registered public accounting firm.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012

Pershing Gold Corporation

By:	/s/ Stephen Alfers
Stephen Alfers
Chief Executive Officer